                                 SCHEDULE 14C
                                (RULE 14c-101)

                   INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:
[ ] Preliminary Information Statement    [ ] Confidential,
                                             for Use of the Commission Only
                                             (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement


                                 OSMIC, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


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                                  OSMIC, INC.
                              1788 NORTHWOOD DRIVE
                                TROY, MI  48084

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1996

                               __________________


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Osmic, Inc. (the "Company") will be held at the Company's facility located at 1788 Northwood Drive, Troy, Michigan 48084, on Wednesday, November 20, 1996, at 11:00 a.m. local time, for the purposes of:

         1. Electing directors to serve until the 1997 Annual Meeting of Shareholders;

         You are invited to attend this meeting. You should be aware that shares cannot be voted unless the holder is present at the meeting or represented by proxy. The Company is not soliciting a proxy.



                                                    Wes L. Hardenburg, Secretary


Troy, Michigan
October 28, 1996

                                  OSMIC, INC.
                              1788 NORTHWOOD DRIVE
                                TROY, MI  48084


                             INFORMATION STATEMENT

                    MEETING TO BE HELD ON NOVEMBER 20, 1996


                               _________________

         This Information Statement is furnished in connection with the Annual Meeting of Shareholders of Osmic, Inc., a Delaware corporation (the "Company" or "Osmic"), to be held on Wednesday, November 20, 1996, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Information Statement.

         The Annual Report on Form 10-K for the year ending June 30, 1996, is enclosed herewith.

         Only shareholders of record at the close of business on October 25, 1996 will be entitled to vote at the meeting or any adjournment thereof. Each holder of the 1,970,894 issued and outstanding shares of the Company's common stock, $0.01 par value (the "Common Stock"), is entitled to one vote per share. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. A majority in interest of all the issued and outstanding shares of Common Stock must be represented in person or by proxy in order to have a quorum.


                       MATTERS TO COME BEFORE THE MEETING

ELECTION OF DIRECTORS

         Directors are to be elected at the Annual Meeting of Shareholders, each to hold office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified. All of the nominees have been selected by the Board of Directors of the Company (the "Board"). The directors shall be elected by a plurality of votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders entitled to vote on the election of directors.

         There are no family relationships by blood, marriage or adoption between any of the directors or executive officers of the Company.

INFORMATION RELATING TO PRESENT DIRECTORS OF THE COMPANY

         Joel C. Domino was elected a Director in July 1994. Mr. Domino was Corporate Controller of Madera Glass Company from 1988 to 1991; Director of Strategic Planning, Price Administration, and Credit of Ball-Incon Glass Packaging Company from 1991 through August 1993; and since August 1993 serves as Vice President and CFO of Kent Displays, Inc. ("Kent Displays"). Kent Displays is in the business of commercialization and manufacture of liquid crystal displays utilizing proprietary technology under certain exclusive licenses granted by Kent State University. Mr. Domino is the son-in-law of William Manning ("Manning"), the President of Manning & Napier Advisors, Inc. ("M&N"). Kent Displays is majority-owned by Manning Ventures, Inc. ("MVI"), a venture capital company, which in turn is owned by Manning. Manning and M&N have the right to direct 96% and 88% of the Company's Common Stock, respectively (see "Further Information").

         Joseph Ben-Gal was elected a Director and appointed Chairman in December 1995. Mr. Ben-Gal was Executive Vice President and CFO of OIS Optical Imaging Systems, Inc. (NASDAQ:OVON), a flat panel display company, from April 1987 to March 1992; Vice President and CFO of Perceptron, Inc. (NASDAQ:PRCP), a machine vision company, from March 1992 to February 1994; Vice President and CFO of Cimage Corp. and a successor company, a software company, from February 1994 to October 1995; and since November 1995 serves as President and COO of MVI. Mr. Ben-Gal was appointed interim CEO of the Company in September 1996. Mr. Ben-Gal serves as a Director of MVI and Kent Displays.

         Emil Strumban was elected a Director in December 1995. Dr. Strumban was a Chief Scientist with the Russian Academy of Sciences, from February 1980 to May 1992; Engineering Manager of Impact Technologies, Inc., a coatings company, from July 1992 to June 1993; and since July 1993 serves as General Manager of Synmatix Corp. ("Synmatix"), a manufacturer and developer of advanced materials, particularily ultrafine powder materials. Synmatix is majority owned by MVI.

         Since the last special shareholders' meeting, December 21, 1995, the Board has met a total of ten times. Each director attended all meetings of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to standing patent, audit and compensation committees. Members of each standing committee are appointed by the Board of Directors at its first meeting following each annual meeting of shareholders. Currently, the entire Board serves as the Company's nominating committee and as members of each standing committee.

         The Patent Committee is to review the patent book of the Company and all new patent applications. It is also to analyze the technology covered by all patents and recommend to the Board those actions necessary to preserve or enhance the value of technologies important to the Company's ongoing business. The Patent Committee is also charged with the duty to recommend which patents are not being utilized and which may be sold or assigned. The Patent Committee met once since the last shareholders meeting.

         The Audit Committee is to consider the audit and non-audit services to be performed by the independent auditors, make arrangements for the internal and independent audits, and recommends the selection of independent auditors. The Audit Committee will also review the results of the internal and independent audits, considers and approves certain of the Company's accounting principles and practices, and reviews various stockholder reports and other reports and filings. The Audit Committee has met once since the last shareholders meeting.

         Members of the Board who are not officers or employees of the Company serve as the Company's Compensation and Stock Option Committee (the "Compensation Committee"). The Compensation Committee is to annually review the contributions of officers and employees of the Company, review management proposals for year-end supplemental compensation and levels of compensation for the ensuing year, and make recommendations on matters of compensation to the Board. The Compensation Committee will also decide in accordance with the 1994 Employees' Incentive Stock Plan, the officers and key employees who are to receive grants of stock options and their number. The Compensation Committee has met three times since the last shareholders meeting.

STOCK OWNERSHIP OF PRESENT DIRECTORS AND MANAGEMENT

         The following table sets forth the name, age, principal occupation, term of service and beneficial ownership of Common Stock with respect to the three individuals who are present Directors, as well as Directors and Officers as a group.

                                                                                  SHARES BENEFICIALLY
                                                                                     OWNED AS OF
                                                                                  SEPTEMBER 30, 1996
                                                                                 -----------------------
                                                            DIRECTOR         NUMBER             PERCENT
NAME AND AGE                PRINCIPAL OCCUPATION              SINCE          OF SHARES (1)      OF CLASS
------------                --------------------            --------         -------------      --------
Joel C. Domino, 36          CFO, Kent Displays              1994              1,250             0.1%

Joseph Ben-Gal, 45          President, MVI                  1995              8,585 (2)         0.4%

Emil Strumban, 46           GM, Synmatix                    1995                  - (2)           -

Directors and Officers
as a group (5 persons)                                                       24,327 (3)         1.2%

(1) This is based on information furnished by each director. Unless otherwise indicated in a following footnote, the person has sole voting and investment power of the shares shown opposite his or her name.

(2) This does not include 45,278.87 shares of Common Stock owned by Synmatix, a majority owned subsidiary of MVI.

(3) Includes 13,250 shares of Common Stock which Company Executive Officers have the right to acquire within 60 days pursuant to the exercise of stock options granted by the Company.

DIRECTORS COMPENSATION

         In 1994, the Company's shareholders approved a Non-Employee Directors' Stock Plan whereby each non-employee director is entitled to receive annually that number of shares of Common Stock as equal a fair market value of $10,000, if the board member has served at least twelve months as a Director. Directors serving less than twelve months are entitled to receive a pro-rata number of shares. During the last two fiscal years, the Directors have elected to receive cash in lieu of Common Stock.

EXECUTIVE OFFICERS AND COMPENSATION

         Wes L. Hardenburg, age 37, has been affiliated with the Company since December 1991 and has been the Company's Secretary, Treasurer and Chief Financial Officer since September 1993. Prior to this appointment by the Board of Directors, he was the Company's corporate controller. From 1984 to 1991, Mr. Hardenburg held various financial positions with Durakon Industries, Inc. ("Durakon"- NASDAQ: DRKN), an automotive aftermarket manufacturer and supplier. The last two years of his tenure at Durakon he served as principal financial officer.

         George Gutman, PhD, age 56, has been affiliated with the Company since November 1990 and has been the Company's Vice President - Chief Technical Officer since February 1996. Prior to his appointment by the Board of Directors, he was General Manager of the X-Ray and Neutron Optics Group, from October 1994 to February 1996. Dr. Gutman has held various technical research, scientific and operational positions with the Company during his tenure.

         The Securities and Exchange Commission requires disclosure for the Company's last three fiscal years with respect to the Company's Chief Executive Officer, each of the four other most highly compensated executive officers of the Company and its subsidiaries during the most recent fiscal year whose salary and bonus exceeded $100,000 and other individuals who would have been among the most highly compensated executive officers of the Company and its subsidiaries during the most recent fiscal year but for the fact that the individuals were no longer serving as executive officers on June 30, 1996.

         The Company is discussing employment agreements with certain key employees and at the date hereof has no executive compensation plan in effect. All Executive Officers of the Company serve at the will of the Board.

         The following table sets forth certain information as to annual compensation of executive officers of the Company.

         NAME AND                                                                        OTHER ANNUAL
         PRINCIPAL POSITION           YEAR           SALARY($)          BONUS($)         COMPENSATION($)
         ------------------           ----           ---------          --------         ---------------
                                                                                                    (4)
         CEO (1)                      1996                 -                 -                         -
                                      1995             79,250             9,080                       883
                                      1994             80,000                -                        800
         Wes L. Hardenburg,
         Secretary, Treasurer
         and CFO (2)                  1996             73,542            35,332                        -
                                      1995             66,250            36,563                        -
                                      1994             65,833                -                         -
         George Gutman,
         Vice President - Chief
         Technical Officer (3)        1996             84,167            43,806                     2,559
                                      1995             63,750            33,750                     1,950
                                      1994             56,250                -                      1,125

         (1) Former CEO's term of office was from September 20, 1993 until May 21, 1995. The Company had no CEO during fiscal year 1996.
         (2)  Became an executive officer effective September 20, 1993.
         (3)  Became an executive officer effective February 1, 1996.
         (4)  Primarily retirement plan contributions.

EMPLOYEES' RETIREMENT SAVINGS PLAN

         The Company's employees are eligible to participate in the Company's Tax Savings 401(k) Plan (the " Savings Plan") which was established in August 1993. Under the Savings Plan, employees, who are at least 18 years of age and who have completed six months of service, may elect to defer from one to twenty percent of their compensation to accumulate funds for their retirement. The Company makes matching contributions equal to 50% of the amount the employee contributes, the matching contribution is not to exceed two percent of the employee's compensation.

EMPLOYEES' INCENTIVE STOCK PLAN

         The 1994 Employee's Incentive Stock Plan (the "Incentive Stock Plan") was approved by the shareholders of the Company at the 1994 Annual Meeting of Shareholders. The Incentive Stock Plan provides for the granting of stock options, stock appreciation rights and/or limited stock appreciation rights, restricted shares of the Company's Common Stock, and stock purchase rights to key employees of the Company over a ten year period ending March 14, 2004. There are 200,000 shares of the Company's Common Stock subject to the Incentive Stock Plan. The purpose of the Incentive Stock Plan is to provide key employees with an added incentive to direct the Company's future affairs in the long-term best interests and for the long-term benefit of the Company's shareholders.

         The exercise price for options granted under the Incentive Stock Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. Options may be exercised during the optionee's lifetime only by the optionee and may not be transferred other than by will or laws of descent and distribution. Options may be exercised only for cash.

         The Incentive Stock Plan is administered by the Compensation Committee, which determines who shall be granted options, the number of options to be granted and the terms of the option awards. Options granted under the Incentive Stock Plan are exercisable at such time as the Compensation Committee may determine, and will expire, if unexercised, ten years from the date of grant. No options under the Incentive Stock Plan were exercised by any of the executive officers of the Company during the year ended June 30, 1996.

         The following table sets forth certain information relative to stock option grants under the Company's 1994 Employees' Incentive Stock Plan granted to Executive Officers during the fiscal year ended June 30, 1996, and for the two prior years.

                                                                                         POTENTIAL REALIZED
                                                                                         VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                                 FOR OPTION TERM
                    ---------------------------------------------------------   ---------------------------------------
                    NUMBER OF          % OF TOTAL
                    SECURITIES         OPTIONS/SARS
                    UNDERLYING         GRANTED TO     EXERCISE OR
                    OPTIONS/SARS       EMPLOYEES IN   BASE PRICE   EXPIRATION
         NAME       GRANTED (#)        FISCAL YEAR    ($/SH)       DATE            5% ($)          10% ($)
         ----       -----------        -----------    ------       ----           ------          -------
         CEO (1)

         Wes L. Hardenburg
            1996       9,000              21.1%          $1.42      02/10/06        $8,039        $20,371
            1995      10,000              25.0%          $1.42      12/19/04        $8,931        $22,634
            1994          -

         George Gutman
            1996      14,000              32.7%          $1.42      02/10/06       $12,505         $31,689
            1995       5,000              12.5%          $1.42      12/19/04        $4,465         $11,317
            1994          -

         (1) Stock option grants to former CEO were cancelled at date of employment termination, May 21, 1995.

                              FURTHER INFORMATION

PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information, as of September 30, 1996, concerning those persons who are known by management of the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock (as provided to the Company by such persons).

         NAME AND ADDRESS               AMOUNT AND NATURE OF     PERCENT
         OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP     OF CLASS
         -------------------            --------------------     --------
         Manning & Napier Advisors,Inc.
           1100 Chase Square
           Rochester, NY  14604         1,733,745.35 (1)           88.0%

         William Manning
           1100 Chase Square
           Rochester, NY  14604         1,895,416.84 (2)           96.2%

         (1) Includes 1,669,331.17 shares of Common Stock which M&N via investor agreements has sole dispositive and voting power over. M&N has sole dispositive and shared voting power over 64,414.18 shares of Common Stock.

         (2) William Manning, as President of M&N, is deemed to be the beneficial owner of the shares beneficially owned by M&N. William Manning owns directly 161,671.49 shares of Common Stock.

 NON-EMPLOYEE DIRECTORS' STOCK PLAN

         The 1994 Non-Employee Directors' Stock Plan (the "Stock Plan") was approved by the shareholders of the Company at the 1994 Annual Meeting of Shareholders. The Stock Plan sets aside and reserves 150,000 shares of Common Stock to be issued. Each non-employee director is entitled to an annual award grant of such number of shares of Common Stock as equal a fair market value of $10,000. A person who becomes a non-employee director during the period will receive a pro-rated grant. The Board has elected to receive cash in lieu of stock awards for the two most recently completed fiscal years, as such the Company has issued 19,955 shares of Common Stock under the Stock Plan. The Stock Plan terminates upon the conclusion of this annual meeting of shareholders.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee has formulated a compensation philosophy and has adopted a performance based bonus program which has been implemented at all levels of the Company.

The Compensation Committee has implemented equity-based incentives through grants of stock options under the Company's 1994 Employees' Incentive Stock Plan.

PERFORMANCE GRAPH

         The SEC requires that companies include in their Information Statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with both the Standard & Poors 500 Stock Index and other publicly-traded companies in the Company's so-called "peer group;" i.e., those in similar lines of business, or as similar as possible.

         The Company's Common Stock has not been quoted for trading in the over-the-counter market or elsewhere. The Company's stock is not listed on any exchange or through the National Association of Securities Dealers quotation system. The Company's stock has not been included in the so-called "pink sheets," a quotation service for many public companies whose stocks are not listed or quoted elsewhere.

         Consequently, the Company is unable to present a performance graph.

         Furthermore, effective September 30, 1996, the Company filed a Form 15 which terminates the Company's Registration under Section 12(g) of the Securities and Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since September 1996, Mr. Ben-Gal serves as the Company's Interim CEO. As Mr. Ben-Gal is employed by MVI, the Company reimburses MVI for actual costs associated with the time Mr. Ben-Gal devotes to the Company. To date the accumulated amount of these reimbursements is negligible.


                                    AUDITORS

         Effective July 11, 1996, the Board of Directors dismissed its independent accountants, Coopers & Lybrand L.L.P., and approved a change to Arthur Andersen LLP. The reports of Coopers & Lybrand L.L.P. on the financial statements of the Registrant for the last two years did not contain an adverse opinion, a disclaimer of opinion, modification, or qualification of any kind. During the two most recent fiscal years preceding the change of accountants, the Registrant had no disagreements with Coopers & Lybrand L.L.P. that would have caused Coopers & Lybrand L.L.P. to disclose in its reports any such disagreements, in the absence of resolution thereof.

         The Board has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended June 30, 1997. Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended June 30, 1996, and as part of their work reaudited fiscal years 1995 and 1994 without any adjustment to the previously issued reports. Representatives from Arthur Andersen LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they wish, and will be available to respond to appropriate questions.


           SHAREHOLDER PROPOSALS FOR FISCAL YEAR 1997 ANNUAL MEETING

         Shareholder proposals intended to be presented at the Fiscal Year 1997 Annual Meeting which are eligible for inclusion in the Company's proxy statement for that meeting under the applicable rules of the Security and Exchange Commission must be received by the Company not later than August 3, 1997. Such proposals should be addressed to the Secretary at the Company's corporate headquarters.


                                 OTHER MATTERS

         At the date of this Information Statement, management is not aware of any matters to be presented for action at the meeting other than those described above.


                                                    Wes L. Hardenburg, Secretary


Troy, Michigan
October 28, 1996